Exhibit 10.49

FIRST AMENDMENT

TO

SHOPPING CENTER PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO SHOPPING CENTER PURCHASE AND SALE AGREEMENT (“Amendment”) is made as of April 27, 2012 by and between CRP II – GLYNN PLACE, LLC, a Delaware limited liability company (“Seller”), and THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Purchaser”).

RECITALS:

A. Seller, as Seller, and Purchaser, as Purchaser, are parties to a certain Shopping Center Purchase and Sale Agreement dated March 26, 2012 (“Agreement”) with respect to the Village at Glynn Place, located in Brunswick, Georgia, as more particularly described in the Agreement.

B. Seller and Purchaser desire to amend the Agreement as more particularly set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

1. Capitalized terms used in this Amendment not otherwise defined herein shall have the meanings when used herein ascribed to such terms in the Agreement.

2. Section 1.21 is hereby amended by deleting reference to “$11,400,000.00” and by inserting reference to $11,350,000.00” in lieu thereof.

3. The following shall be added to the Agreement as Section 8.14 thereof:

“8.14 Seller shall execute and deliver to Purchaser an estoppel certificate in the form attached hereto as Exhibit 8.14 with respect to the lease with Larry’s. The representations and certifications of Seller contained in such estoppel certificate shall survive for a period of one hundred and eighty (180) days after Closing.”

4. Exhibit 8.14 attached hereto and incorporated herein by reference is hereby added to the Agreement as Exhibit 8.14 thereof.

5. Pursuant to Section 3.7 of the Agreement, Purchaser waives the requirement for Seller to deliver to Purchaser an SNDA from Cato Plus and a sufficient number of tenant estoppel certificates to meet the Minimum Estoppel Threshold, provided that estoppel letters are delivered from the Major Tenants.

6. Purchaser and Seller agree that the Closing Date shall be April 27, 2012.

7. As amended hereby, the Agreement is hereby restated and republished in its entirety and shall be deemed to be in full force and effect.

8. This Amendment shall constitute Purchaser’s timely notice of satisfaction with its Inspections.

9. This Amendment may be executed in any number of counterpart originals, each of which, when taken together, shall be deemed one and the same instrument. Executed copies of this Amendment may be delivered between the parties via electronic mail.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Amendment.

CRP II – GLYNN PLACE, LLC,
a Delaware limited liability company

By:	CRP II PARTNERS, LLC, its manager

By:	/s/ Robert Moreyra
Name:	Robert Moreyra
Its:	President

“Seller”

THE PHILLIPS EDISON GROUP LLC,
an Ohio limited liability company

By:	PHILLIPS EDISON LIMITED PARTNERSHIP,
a Delaware limited partnership, Managing Member

	By:	PHILLIPS EDISON & COMPANY, INC.,
a Maryland corporation, General Partner

		By:	/s/ Robert F. Myers
		Name:	Robert F. Myers
		Its:	President

“Purchaser”

EXHIBIT 8.14

ESTOPPEL CERTIFICATE

Date:

To:	The Phillips Edison Group LLC
11501 Northlake Drive
Cincinnati, Ohio 45249

Re:	PURCHASER:
SELLER/LANDLORD:
TENANT:
LEASE:
PREMISES:

In consideration of Purchaser’s pending acquisition of the shopping center in which the Premises are located, Landlord hereby certifies to and agrees with Purchaser and its respective successors, successors in interest, assigns and lenders as follows:

1. The leased premises, consisting of                      square feet, including all improvements, appurtenances, common areas and parking, as constructed, satisfy the requirements of the Lease and have been accepted and approved in all respects by Tenant, and are open for the use of Tenant, its employees, customers, and invitees.

2. The above-referenced Lease represents the entire agreement between Landlord and Tenant, and the Lease is in full force and effect, has not been assigned, modified, supplemented or amended in any way, except as follows:                     .

3. The most recent date of commencement of rentals due under the Lease (or extension of the Lease) was                     ; all rents have been paid from the date of commencement to this date, at the rental rates described in the Lease (or as extended), the base rent currently being $                     per month ($                     per year); no rents have been prepaid more than one month in advance; and there are no rent concessions of any nature to which Tenant may at any time be entitled.

4. The Lease (or current extension) is for a term of                      years commencing on                      and ending on                     ; and in addition, Tenant has the following renewal options:                     .

5. All conditions of the Lease to be performed by Landlord, and necessary to the enforceability of the Lease, have been satisfied; there are no defaults under the Lease, nor any conditions which would become a default at the expiration of a grace period or upon notice; and there are no existing defenses or offsets which Tenant or Landlord have against each other.

6. Tenant has on deposit with Landlord the sum of $                     as a security deposit.

7. The Lease contains no provisions granting to Tenant any options to purchase or rights of first refusal regarding the leased premises or the real property which includes the leased premises.

8. Landlord understands that this Certificate is being executed as one of the inducements to Purchaser to acquire the Premises. This Certificate may be relied upon by Purchaser and its respective successors, successors in interest, assigns and lenders.

IN WITNESS WHEREOF, Tenant has caused this instrument to be executed this              day of             , 2012.

LANDLORD:

CRP II – GLYNN PLACE, LLC, a Delaware limited liability company

By:	CRP II PARTNERS, LLC, its manager

By:

Name:

Its: